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                                                                EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Data Works Corporation of our report dated April 5, 1996 relating to the financial statements of DCD Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".


/s/ Price Waterhouse LLP
- -------------------------
Price Waterhouse LLP
Minneapolis, Minnesota
September 10, 1996